Exhibit 5.4

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel (312) 782-0600
February 24, 2017	Main Fax (312) 701-7711
www.mayerbrown.com

TransCanada Trust
TransCanada Pipelines Limited
450 - 1st Street S.W.
Calgary, Alberta, Canada, T2P 5H1

Ladies and Gentlemen:

We hereby consent to the references to this firm under the caption “Legal Matters” in the prospectus included as part of the registration statement on Form F-10 ( Registration No. 333- 216137) of TransCanada Corporation.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP

Mayer Brown LLP operates in combination with other Mayer Brown entities (the "Mayer Brown Practices"), which have offices in North America,
Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership.